UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

MILLSTREAM VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0405708
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 581072, Salt Lake City, UT	84158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

801-860-2302

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12B-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐

Accelerated filer  ☐

Non-accelerated filer  ☐

Smaller reporting company  ☒

Persons who respond to the collection of information contained in this form are not required to respond unless the form displays

SEC 1396 (05-06)

a currently valid OMB control number

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to this Registration Statement on Form 10, is to provide current financial statements for the year ended March 31, 2008.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Business.

Millstream Ventures, Inc. (the “Company”) was originally incorporated in the State of Utah on April 7, 1983 as Carbon Technologies, Inc. for the purpose of engaging in the carbon fiber technology business. Subsequently, the Company became inactive and on May 26, 2005, as part of a reorganization and change of control, the Company’s corporate domicile was moved to Nevada. The Company currently operates as a development stage enterprise seeking to enter into a reverse acquisition with an existing business or otherwise acquire an operating entity.

The Company has now focused its efforts on seeking a business opportunity.  The Company will attempt to locate and negotiate with a business entity for the merger of that target company into the Company. In certain instances, a target company may wish to become a subsidiary of the Company or may wish to contribute assets to the Company rather than merge. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company will provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market.

PERCEIVED BENEFITS

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

* the ability to use registered securities to make acquisitions of assets or businesses;

* increased visibility in the financial community;

* the facilitation of borrowing from financial institutions;

* improved trading efficiency;

* stockholder liquidity;

* greater ease in subsequently raising capital;

* compensation of key employees through stock options;

* enhanced corporate image;

* a presence in the United States capital market

POTENTIAL TARGET COMPANIES

A business entity, if any, which may be interested in a business combination with the Company may include the following:

* a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

* a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

* a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

* a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

* a foreign company which may wish an initial entry into the United States securities market;

* a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;

* a company seeking one or more of the other perceived benefits of becoming a public company.

A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of the Company, and the substitution by the target company of its own management and board of directors. No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company. The Company is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do so under the Securities Exchange Act of 1934.

Item 1A.

Risk Factors.

The Company's business is subject to numerous risk factors, including the following.

The Company has had very limited operating history and no revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a target company. There is no assurance that the Company can identify such a target company and consummate such a business combination.

Our proposed business plan is speculative in nature.  The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While management will prefer business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations will be dependent upon management of the target company and numerous other factors beyond the Company's control.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

The Company has no current arrangement, agreement or understanding with respect to engaging in a merger with or acquisition of a specific business entity. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which the Company would not consider a business combination with such business entity. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.

Our management has limited time to devote to our business.  While seeking a business combination, management anticipates devoting only a limited amount of time per month to the business of the Company. The Company's sole officer has entered into a written employment agreement with the Company for a limited period which may be extended on a month to month basis. The Company has not obtained key man life insurance on its officer and director.  The Company believes that a replacement for this individual, if his services are terminated by either the Company or by him, is a likely scenario and therefore his departure would not adversely affect development of the Company's business and its likelihood of continuing operations.

The Company's officer and director may participate in other business ventures which may compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future. Management has adopted a policy that the Company will not seek a merger with, or make an acquisition of, any entity in which any member of management serves as an officer, director or partner, or in which they or their family members own or hold any ownership interest.

Reporting requirements may delay or preclude an acquisition.  Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires companies subject thereto to provide certain information about significant acquisitions including  financial statements of such company that are audited by a certified public accounting firm registered with the Public Company Accounting Oversight Board. These financial statements would cover a period of two years. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. Even in the event demand exists for a merger or acquisition of the type contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business entity. Consequently, the Company's activities will be limited to those activities engaged in by the business entity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

Potential for being classified an Investment Company.  Although the Company will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act could subject the Company to material adverse consequences.

A business combination involving the issuance of the Company's common stock will, in all likelihood, result in stockholders of a target company obtaining a controlling interest in the Company. Any such business combination may require that shares of the Company’s common stock held by its current officer  be sold  or otherwise transferred to others individuals or entities, by him.  The resulting change in control of the Company will likely result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.  Currently, the Company has  no pending acquisitions, business combinations or mergers that it is considering.

The Company's primary plan of operation is based upon a business combination with a business entity which, in all likelihood, will result in the Company issuing securities to stockholders of such business entity. The issuance of previously authorized and unissued common stock of the Company would result in a reduction in the percentage of shares owned by the present stockholders of the Company and would most likely result in a change in control or management of the Company.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination that the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both the Company and any company that it acquires, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

Management of the Company will request that any potential business opportunity provide audited financial statements. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company rather than incur the expenses associated with preparing audited financial statements. In such case, the Company may choose to obtain certain assurances as to the target company's assets, liabilities, revenues and expenses prior to consummating a business combination, with further assurances that an audited financial statement would be provided after closing of such a transaction.  Closing documents relative thereto may include representations that the audited financial statements will not materially differ from the representations included in such closing documents.

Our stock will become subject to the Penny Stock rules, which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.   Our stock will become subject to Penny Stock trading rules, and investors will experience resale restrictions and a lack of liquidity. A penny stock is generally a stock that:

- is not listed on a national securities exchange or Nasdaq;

- is listed in "pink sheets" or on the NASD OTC Bulletin Board;

- has a price per share of less than $5.00; and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

- determination of the purchaser's investment suitability;

- delivery of certain information and disclosures to the purchaser; and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Due to the Penny Stock rules, many broker-dealers will not effect transactions in penny stocks except on an unsolicited basis.  When our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

It is possible that a liquid market for our stock will never develop and you will not be able to sell your stock.  There is no assurance a market will be made in our stock.  If no market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

Item 2.

Financial Information.

Not required by smaller reporting company.

Item 3.

Properties.

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses the home offices of Mr. Nestripke at no cost to the Company.  Mr. Nestripke has agreed to continue this arrangement through the term of his association as an officer of the Company.

Item 4.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth as of April 30, 2008, the name and the number of shares of the Company’s common stock, par value, $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 21,118,203 issued and outstanding shares of the Company’s common stock, and the name and shareholdings of each director and of all officers and directors as a group.

	Name and Address of	Amount and Nature of	Percentage
Title of Class	Beneficial Owner	Beneficial Ownership	of Class

Common	Denny Nestripke (1)	20,000,000	94.7%
	P. O. Box 581072
	Salt Lake City, UT 84158

Total Officers and Directors	20,000,000		94.7%
As a Group (1 Person)

(1)

Officer and/or director.

Other than an employment agreement entered into by the Company and its current officer and director, there are no contracts or other arrangements that could result in a change of control of the Company. Upon termination of the employment agreement, the Company has the right to redeem the 20,000,000 shares issued to the Executive in February 2008, at $25,000 and the Executive has the right to require the Company to purchase these same shares for $20,000 (the Executive’s cost of these shares). Upon entering into the Agreement, the Company recorded a contingent liability of $20,000 with an offsetting decrease to paid-in capital.

Item 5.

Directors and Executive Officers.

The following table sets forth as of April 30, 2008, the name, age, and position of each executive officer and director and the term of office of each director of the Corporation.

Name	Age	Position	Director or Officer Since
Denny W. Nestripke	61	Sole Officer and Director	February 2008

The Company’s current officer is subject to an employment agreement effective as of April 1, 2008. The term of this agreement is through the end of the month following the effective date of this Form 10/A filed with the United States Securities and Exchange Commission or June 30, 2008, whichever is sooner. After this initial term, the employment agreement will automatically be extended on a month to month basis until either party terminates the employment agreement upon thirty days written notice.   All directors hold their positions for one year or until their successors are elected and qualified.

Set forth below is certain biographical information regarding the Company’s executive officer and director:

Denny W. Nestripke, age 61, has been self-employed as a certified public accountant since December of 2004. During 2006 and 2007, Mr. Nestripke was employed on a part-time basis by Alpine Securities Corporation and held a supervisory position during part of that time. Mr. Nestripke is currently not registered with any FINRA firm. During the years 2001 through 2004, Mr. Nestripke attended the University of Utah and during 2002 and 2003, was employed on a part-time basis as a research assistant. Mr. Nestripke received a Master of Science degree from the University of Utah in 2005 (Family Ecology) and a Bachelor of Science degree in 1977 (Accounting).

To the knowledge of management, during the past five years, no present or former directors, executive officer or person nominated to become a director or an executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations or other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity.

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal Commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Mr. Nestripke has been involved in the following public reporting companies.

Company	Positions	Dates

Merilus, Inc.	Sole officer and director	October 2005 to December 2006

Item 6.

Executive Compensation.

Our sole officer and director will receive compensation for services rendered, at a rate of $75 per hour and has received compensation in the past, while not serving as an officer or director. The compensation being paid is pursuant to an employment agreement with the Company.  Our officer and director is reimbursed for expenses incurred on our behalf.  Our officer and director will not receive any finder’s fee as a result of his efforts to implement the business plan outlined herein.  However, our officer and director anticipates receiving benefits as a result of the employment agreement and his ownership of our common stock.

We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers, directors, or employees.

Compensation of Directors

Inasmuch as the Company’s sole director is an officer of the Company and his position is governed by an employment agreement, compensation will be received in such capacity. However, no compensation is being paid to him in his capacity as a director.

Employment Contracts and Termination of Employment and Change in Control Arrangement

There is an employment contract between the Company and its sole officer.

There are no plans, which would in any way result in any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company, except as provided in the employment agreement.

The officer and director of the Company will not receive any finder's fee from the Company as a result of his efforts to implement the Company's business plan outlined herein. However, the officer and director of the Company anticipates receiving benefits as a beneficial stockholder of the Company.

No retirement, pension, profit sharing, or insurance programs or other similar programs have been adopted by the Company for the benefit of its officers, directors, or employees.

Item 7.

Certain Relationships and Related Transactions.

Our policy is that a contract or transaction between the Company and another entity in which our director has a financial interest is not necessarily void or voidable if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the contract or transaction, or if it is fair and reasonable to our Company.

Pursuant to a vote of the Company’s stockholders in May of 2005, the Company undertook the issuance of shares of its common stock to two individuals at par value ($0.001). First, the Company issued 100,000 shares to Mr. Nestripke, who at the time was a Director of the Company and its then President, and recorded this transaction as a management fee expense of $100. Mr. Nestripke served in the capacities indicated until July of 2006 without receiving any additional compensation. Subsequently, Mr. Nestripke sold these shares in a private transaction. Second, the Company issued 500,000 shares to satisfy a $500 obligation due to an officer and director of the Company. These stock issuances resulted in a change of control of the Company and the commencement of the Company’s development stage activities.

In July and August 2007, the Company received a capital contribution of $5,000 cash from its then sole Director and Officer without requiring repayment. In December 2007, this individual also loaned $5,000 to the Company and during February, 2008, the Company repaid this $5,000 as part of Mr. Nestripke’s purchase price of $20,000 for 20,000,000 shares of the Company’s common stock.

Mr. Nestripke regularly performs accounting and management services for the Company.  During the years ended March 31, 2008 and 2007, the Company incurred $5,475 and $0, respectively, with Mr. Nestripke, of which $619 and $0 was payable at March 31, 2008 and 2007, respectively.

We utilize office space provided by our President at no cost to the Company.

Item 8.

Legal Proceedings.

There is no litigation pending or threatened by or against the Company.

Item 9.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

MARKET PRICE

There is no trading market for the Company's Common Stock at present and there has been no trading market for numerous years. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 stockholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 stockholders.

If, after a merger or acquisition, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company's securities may be traded in the over-the-counter (“OTC”) market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board or may offer its securities in what are commonly referred to as the “pink sheets” of the National Quotation Bureau, Inc. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or offer quotations and to sponsor the company for listing on the Bulletin Board. If the Company is unable initially to satisfy the requirements for quotation on the Nasdaq SmallCap Market or becomes unable to satisfy the requirements for continued quotation thereon, and trading, if any, is conducted in the OTC market, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

HOLDERS

There are approximately 265 holders of the Company's Common Stock. The issued and outstanding shares of the Company's Common Stock were issued in accordance with the exemptions from registration afforded by Sections 3(b) and 4(2) of the Securities Act of 1933 and Rule 506 and Rule 147 promulgated thereunder.

DIVIDENDS

The Company has not paid any dividends to date, and has no plans to do so in the immediate future.

Item 10.

Recent Sales of Unregistered Securities.

During the past three years, the Company has sold securities that were not registered as follows:

Pursuant to a stockholder vote in May of 2005, the Company issued 600,000 shares of its common stock at its par value of $0.001 or $600, and recorded a management fee expense of $100 (100,000 shares) and a reduction of debt due to a related party of $500 (500,000 shares). In February 2008, the Company issued 20,000,000 shares of its common stock at its par value of $0.001 or $20,000, and recorded a cash receipt of $15,000 and a reduction of debt due to a related party of $5,000. Since the Company’s common stock has not traded since its inception of the development stage (May 26, 2005), management determined legal par value as the appropriate stock price.  The Company relied on an exemption from registration pursuant to Section 4(2) and Rule 506 of Regulation D.  No broker was involved and no commissions were paid on the transactions.

Item 11.

Description of Registrant’s Securities to be Registered.

COMMON STOCK

We are authorized to issue up to 200,000,000 shares of common stock, $0.001 par value.   As of the date of this amended registration statement, there are 21,118,203 shares of common stock issued and outstanding.  We have approximately 265 stockholders.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights and the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends.  The outstanding common stock is, validly issued, fully paid and non-assessable.

PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.001 par value.  As of the date of this amended registration statement, there are no preferred shares issued and outstanding.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial condition. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

TRADING OF SECURITIES IN SECONDARY MARKET

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of 1933, as amended (the “Securities Act”) of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. The Company will file such reports. As a result, sales of the Company's common stock in the secondary trading market by the holders thereof may be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). If, after a merger or acquisition, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company's securities may be traded in the over-the-counter (“OTC”) market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board or may offer its securities in what are commonly referred to as the “pink sheets” of the National Quotation Bureau, Inc. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board.

TRANSFER AGENT

Interwest Transfer Co., Inc., 1981 East 4800 South, Suite 100, Salt Lake City, UT 84117, is the Company’s transfer agent.

Item 12.

Indemnification of Directors and Officers.

Our Company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company’s charter and bylaws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

The charter and bylaws provide that the Company will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company.  However, nothing in the Company’s charter or bylaws  protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Item 13.

Financial Statements and Supplementary Data.

See Financial Statements beginning on Page F-1.

Item 14.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.

Financial Statements and Exhibits.

(a)

Audited financial statements as of March 31, 2008 and 2007, and for the years then ended and for  the period from  the inception of the development stage (May 26, 2005) through March 31, 2008.

(b)

Exhibits

Exhibit
Number	Title of Document	Location

3(i)	Amended and Restated Articles of Incorporation	*

3(ii)	Bylaws	*

10	Employment Contract – Nestripke	Attached

* Incorporated by reference to the Form 10 filed with the Securities and Exchange Commission on April 14, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Millstream Ventures, Inc.

(Registrant)

Date: May 7, 2008

By: Denny W. Nestripke

(Signature)

Denny W. Nestripke

President, Chief Executive and Financial Officer,

Director

MILLSTREAM VENTURES, INC.

(A Development Stage Enterprise)

Audited Financial Statements

For the Years Ended March 31, 2008 and 2007,

and the Period of the Inception of the

Development Stage (May 26, 2005)

through March 31, 2008

MILLSTREAM VENTURES, INC.

(A Development Stage Enterprise)

Financial Statements

TABLE OF CONTENTS

Description

Page No.

Report of Independent Registered Public Accounting Firm

F-3

Financial Statements:

Balance Sheets

F-4

Statements of Operations

F-5

Statement of Changes in Stockholders’ Equity (Deficit)

F-6

Statements of Cash Flows

F-7

Notes to Financial Statements

F-8

CHILD, VAN WAGONER & BRADSHAW, PLLC

Certified Public Accounts

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Millstream Ventures, Inc.

We have audited the accompanying balance sheets of Millstream Ventures, Inc. (a development stage enterprise) (the Company) as of March 31, 2008 and 2007, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the period of the inception of the development stage (May 26, 2005) through March 31, 2008.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millstream Ventures, Inc. as of March 31, 2008 and 2007, and the results of its operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and for the period of the inception of the development stage (May 26, 2005) through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in financial statement Note 1 under “Business Condition,” the Company has incurred losses since inception, and has not engaged in any operations.  This raises substantial doubt about the Company’s ability to meet its obligations and to continue as a going concern. Management’s plans in regard to this matter are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

April 30, 2008

Millstream Ventures, Inc.
(A Development Stage Enterprise)
Balance Sheets

	March 31,
	2008	2007

Current Assets:
Cash	$6,467	$-
Prepaid expense (note 5)	2,500
Related party receivable	-	410

Total Assets	$8,967	$410

Liabilities and Stockholders' Equity (Deficit):
Current Liabilities:
Accounts payable	$95	$534
Related party payable (note 3)	619	-
Total Current Liabilities	714	534

Stockholders' Equity (Deficit) (note 2):
Preferred stock, $.001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par value, 200,000,000 shares authorized,
21,118,203 shares and 1,118,203 shares issued and outstanding
at March 31, 2008 and 2007, respectively	21,118	1,118
Paid-in capital	11,397	6,397
Accumulated deficit ($388,919 deficit eliminated on March 31, 2001
as part of a quasi-reorganization)	(4,920)	(4,920)
Deficit accumulated since inception of development stage	(19,342)	(2,719)
Total stockholders' equity (deficit)	8,253	(124)

Total Liabilities and Stockholders' Equity (Deficit)	$8,967	$410

See accompanying notes to the financial statements.

Millstream Ventures, Inc.
(A Development Stage Enterprise)
Statements of Operations

			From the Inception
			of the Development
	For the Year Ended		Stage (May 26, 2005)
	March 31,		through
	2008	2007	March 31, 2008

Revenue	$-	$-	$-

General and administrative expenses	(16,623)	(433)	(19,342)

Net loss	$(16,623)	$(433)	$(19,342)

Net loss per common share	$(0)	$(0)

Weighted-average common shares outstanding	2,784,870	1,118,203

See accompanying notes to the financial statements.

Millstream Ventures, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders' Equity (Deficit)

					From the
					Inception of the
					Development	Total
					Stage (May 26,	Stockholders’
	Common Stock		Paid-in	Accumulated	2005) through	Equity
	Shares	Amount	Capital	Deficit	March 31, 2008	(Deficit)

Balance, May 26, 2005	518,203	$518	$6,397	$(4,920)	$-	$1,995
Common stock issued to
related party in payment
of debt at inception of
the development stage
at $0.001 per share (note 3)	500,000	500	-	-	-	500
Common stock issued for
services at inception of
the development stage
at $0.001 per share (note 3)	100,000	100	-	-	-	100
Net loss	-	-	-	-	(2,286)	(2,286)

Balance, March 31, 2006	1,118,203	1,118	6,397	(4,920)	(2,286)	309
Net loss	-	-	-	-	(433)	(433)

Balance, March 31, 2007	1,118,203	1,118	6,397	(4,920)	(2,719)	(124)
Capital contributed by
related party (note 3)	-	-	5,000	-	-	5,000
Proceeds from issuance
of common stock at
$0.001 per share (note 3)	20,000,000	20,000	-	-	-	20,000
Net loss	-	-	-	-	(16,623)	(16,623)

Balance, March 31, 2008	21,118,203	$21,118	$11,397	$(4,920)	$(19,342)	$8,253

See accompanying notes to the financial statements.

Millstream Ventures, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

			From the Inception
			of the Development
	For the Year Ended		Stage (May 26, 2005)
	March 31,		through
	2008	2007	March 31, 2008

Cash Flow from Operating Activities:
Net loss	$(16,623)	$(433)	$(19,342)
Adjustments to reconcile net loss to net
cash used in operating activities:
Common stock issued for services	-	-	100
Changes in assets and liabilities:
Prepaid expense	(2,500)	-	(2,500)
Related party receivable	410	720	-
Accounts payable	(439)	(287)	(6,915)
Related party payable	619	-	619
Net Cash Used in Operating Activities	(18,533)	-	(28,038)

Cash Flow from Investing Activities:
Cash contributed by related party	5,000	-	5,000
Proceeds from related party note payable	5,000	-	5,000
Proceeds from issuance of common stock	15,000	-	15,000
Net Cash Provided from Financing Activities	25,000	-	25,000

Net Decrease in Cash	6,467	-	(3,038)
Cash at Beginning of Period	-	-	9,505

Cash at End of Period	$6,467	$-	$6,467

Supplemental Cash Flow Information
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Schedule of Noncash Investing and Financing
Transactions:
Conversion of related party notes payable
into common stock	$5,000	$-	$500

See accompanying notes to the financial statements.

Millstream Ventures, Inc.

(A Development Stage Enterprise)

Notes to Financial Statements

Years Ended March 31, 2008 and 2007 and

Period of Inception of the Development Stage (May 26, 2005) through March 31, 2008

Note 1 – Basis of Presentation and Summary of Significant Accounting Policies

Organization – Millstream Ventures, Inc. (the “Company”) was incorporated in the State of Utah on April 7, 1983 as Carbon Technologies, Inc. for the purpose of engaging in the carbon fiber technology business. Subsequently, the Company became inactive and on May 26, 2005, as part of a reorganization and change of control, the Company’s corporate domicile was moved to Nevada. The Company currently operates as a development stage enterprise seeking to enter into a reverse acquisition with an existing business or otherwise acquire an operating entity.

Quasi-reorganization – During 2001 the Company’s stockholders approved a quasi-reorganization resulting in the capital accounts of the Company being adjusted with the result that the paid-in capital account was reduced by the balance in its accumulated deficit account in the amount of $388,919. No other accounts were affected by this readjustment. Subsequent operating results were recorded in the accumulated deficit account until the Company’s reorganization on May 26, 2005. Subsequent thereto, operating results have been recorded in a separate account entitled deficit accumulated since inception of development stage.

Net Loss Per Common Share – The computation of net loss per common share is based on the weighted average number of shares outstanding during the periods presented. No potentially dilutive securities or derivative instruments are outstanding.

Income Taxes – The Company’s net operating loss carry forward at March 31, 2008, was approximately $23,645. The Company has no deferred taxes arising from temporary differences between income for financial reporting and income for tax purposes. The Company’s utilization of its net operating loss carry forward is unlikely as a result of its intended development stage activities.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Condition – The Company’s financial statements have been prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. Since the inception as a development stage enterprise on May 26, 2005, the Company has incurred losses that total $19,342 at March 31, 2008. In February 2008, the Company received $15,000 in proceeds from the issuance of its common stock; however, these funds may not be sufficient capital in order for the Company to proceed with its intended business endeavors. These conditions raise substantial doubt concerning the Company’s ability to continue as a going concern if additional capital cannot be obtained when needed. The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.

New Accounting Pronouncements – In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (an amendment to SFAS No. 133). This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 and requires enhanced disclosures with respect to derivative and hedging activities. The Company will comply with the disclosure requirements of this statement if it utilizes derivative instruments or engages in hedging activities upon its effectiveness.

Millstream Ventures, Inc.

(A Development Stage Enterprise)

Notes to Financial Statements

Years Ended March 31, 2008 and 2007 and

Period of Inception of the Development Stage (May 26, 2005) through March 31, 2008

Note 1 – Basis of Presentation and Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued) – In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (revised 2007), Business Combinations. This revision to SFAS No. 141 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, at their fair values as of the acquisition date, with limited exceptions. This revision also requires that acquisition-related costs be recognized separately from the assets acquired and that expected restructuring costs be recognized as if they were a liability assumed at the acquisition date and recognized separately from the business combination. In addition, this revision requires that if a business combination is achieved in stages, that the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, be recognized at the full amounts of their fair values. The Company believes that when and if its development stage activities in seeking a reverse acquisition of an operating entity occur, this accounting statement may have relevance.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. The objective of this statement is to improve the relevance, comparability, and transparency of the financial statements by establishing accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The Company believes that this statement will not have any impact on its financial statements, unless it becomes an entity requiring consolidation with one or more corporations.

Note 2 – Capital Stock

The Company is currently seeking to enter into a reverse acquisition with an existing business or otherwise acquire an operating entity. If successful, such business activity will likely result in the issuance of shares of the Company’s common and/or preferred stock, which the Company’s board of directors is authorized to issue without the approval of the Company’s stockholders.

Preferred Stock – The Company is authorized to issue 10,000,000 shares of $.001 par value preferred stock that may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Company’s board of directors.

Common Stock – Pursuant to a vote of stockholders in May of 2005, the Company issued 600,000 shares of its common stock at its par value of $0.001 or $600, and recorded a management fee expense of $100 (100,000 shares) and a reduction of debt due to a related party of $500 (500,000 shares). Since the Company’s common stock does not have a discernible fair market value and has not traded publicly for a considerable number of years, management determined that the legal par value is an appropriate price for the stock.

In February 2008, the Company issued 20,000,000 shares of its common stock at its par value of $0.001 for $20,000, and collected $15,000 cash (15,000,000 shares) and a reduction of debt due a related party of $5,000 (5,000,000 shares). Inasmuch as the cash transaction represented a negotiated price and no other readily determinable fair market value for the Company’s common stock is available, management determined the legal par value is an appropriate price for the stock.

Millstream Ventures, Inc.

(A Development Stage Enterprise)

Notes to Financial Statements

Years Ended March 31, 2008 and 2007 and

Period of Inception of the Development Stage (May 26, 2005) through March 31, 2008

Note 3 – Related Party Transactions

Issuance of Common Stock for Services and Debt Reduction – Pursuant to a vote of stockholders in May of 2005, the Company issued 600,000 shares of its common stock at its $0.001 par value. An officer and director of the Company was issued 100,000 shares, which was recorded as a management fee expense of $100 and a stockholder of the Company was issued 500,000 shares to satisfy a $500 obligation due him. The issuance of these shares resulted in a change of control of the Company and commenced the Company’s development stage activities.

Issuance of Common Stock for Cash – During 2007, an officer and director of the Company contributed without requiring repayment, $5,000 cash to the Company. In December 2007, this same individual loaned an additional $5,000 to the Company and in February 2008, this obligation was utilized as partial payment for the issuance of 20,000,000 shares of common stock to the Company’s current officer and director. The remaining $15,000 was paid in cash.

Accounting and Management Services – The company’s sole officer and director (“Executive”) regularly performs accounting and management services for the Company. During the years ended March 31, 2008 and 2007, the Company incurred $5,475 and $0, respectively, with the Executive, of which $619 and $0 was payable at March 31, 2008 and 2007, respectively.

Note 4 – Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carry forward. The Company has available at March 31, 2008, an operating loss carry forward of approximately 24,000, which may be applied against future taxable income and which expires in various years through 2028.

The amount of and the ultimate realization of the benefits from the operating loss carry forward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carry forward, the Company has established a valuation allowance equal to the tax effect of the loss carry forward and, therefore, no deferred tax asset has been recognized for the loss carry forward. The net deferred tax asset is approximately $8,400 and $2,700 as of March 31, 2008 and 2007, respectively, which are completely offset by a valuation allowance that increased by $5,700 and $200 during the years ended March 31, 2008 and 2007, respectively.

Note 5 – Prepaid Expense

The March 31, 2008 prepaid expense balance of $2,500 represents a retainer paid to engage the Company’s legal counsel to perform services including, but not limited to, assistance with preparing and filing the Company’s Form 10/A. The retainer will be amortized to expense as services are rendered.

Millstream Ventures, Inc.

(A Development Stage Enterprise)

Notes to Financial Statements

Years Ended March 31, 2008 and 2007 and

Period of Inception of the Development Stage (May 26, 2005) through March 31, 2008

Note 6 – Subsequent Event

On April 1, 2008, the Company entered into an Employment Agreement (“Agreement”) with its sole officer and director (“Executive”) that sets forth an hourly rate for compensation and the events that would terminate the Agreement, which could be as early as June 30, 2008. In addition, upon termination of the Agreement, the Company has the right to redeem the 20,000,000 shares issued to the Executive in February 2008, at $25,000 and the Executive has the right to require the Company to purchase these same shares for $20,000 (the Executive’s cost of these shares). Upon entering into the Agreement, the Company recorded a contingent liability of $20,000 with an offsetting decrease to paid-in capital, in accordance with the provisions of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”